UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On December 8, 2021, Inpixon (the “Company”), through its wholly-owned subsidiary, Nanotron Technologies GmbH, a limited liability company incorporated under the laws of Germany (the “Purchaser”), entered into that certain Share Sale and Purchase Agreement (the “Purchase Agreement”) with the shareholders (the “Sellers”) of IntraNav GmbH, a limited liability company incorporated under the laws of Germany (“IntraNav”), to acquire 100% of the outstanding capital stock (the “IntraNav Shares”) of IntraNav (the “Acquisition”). IntraNav is a leading industrial IoT (“IIoT”), real-time location system (“RTLS”), and sensor data services provider. All defined terms used herein and not otherwise defined have the meanings set forth in the Purchase Agreement.

On December 9, 2021 (the “Closing Date”), the Purchaser acquired the IntraNav Shares from the for an aggregate purchase price of EUR 1,000,000, subject to certain adjustments.

The Purchase Agreement includes customary representations and warranties, as well as certain covenants, including, inter alia, that the Managing Directors, so long as they are employees of the Purchaser, shall not, for a period of two (2) years following the Closing Date, directly or indirectly, compete with the Company in activities related to IIoT platforms and other RTLS solutions and technologies.

In addition, pursuant to the terms of the Purchase Agreement, the Company allocated 7,100,629 stock options (the “Stock Options”) from its 2018 Employee Stock Incentive Plan for issuance to IntraNav employees, which shall be subject to vesting terms of up to four (4) years from the Closing Date.

The Purchase Agreement provides for potential indemnification claims by the Purchaser against the Sellers, as applicable, subject to certain limitations and conditions. If such claims are made against the Founders, then such liability can, in the sole discretion of each Founder, be covered in cash or by forfeiting parts of their Stock Options, which will be valued in an amount equal to the Adjusted Strike Price determined as of the payment date of the claim amount.

The foregoing description of the Purchase Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company has determined that the Acquisition does not constitute an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, financial statements contemplated by Item 9.01 of Form 8-K are not required to be reported by Form 8-K with respect to such acquisition.

(b) Pro forma financial information.

The Company has determined that the Acquisition does not constitute an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, pro forma financial information contemplated by Item 9.01 of Form 8-K is not required to be reported by Form 8-K with respect to such acquisition.

(d)	Exhibits

Exhibit No.	Description
2.1*	Share Sale and Purchase Agreement, dated as of December 8, 2021, between Nanotron Technologies GmbH and the Shareholders of IntraNav GmbH.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inpixon hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 13, 2021	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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